UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

JUNO THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

JUNO THERAPEUTICS, INC.

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2015

To the Stockholders of Juno Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Juno Therapeutics, Inc., a Delaware corporation (referred to herein as the “Company”, “we” or “our”), will be held on June 11, 2015, at 10:00 a.m. local time, at the Residence Inn by Marriott at Lake Union, 800 Fairview Ave N., Seattle, Washington 98109, for the following purposes:

1.	To elect three directors to hold office until the 2018 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2015;

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 13, 2015 (the “Record Date”) can vote at this meeting or any adjournments that take place.

We have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, stockholders will not receive paper copies of our proxy materials, unless they specifically request them. We will send a notice regarding the Internet availability of proxy materials (the “Notice of Internet Availability”) on or about April 22, 2015 to our stockholders of record as of the close of business on the Record Date. We are also providing access to our proxy materials over the Internet beginning on or about April 22, 2015. Electronic delivery of our proxy materials will significantly reduce our printing and mailing costs, and the environmental impact of the proxy materials.

The Notice of Internet Availability contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and provides information on how stockholders may obtain paper copies free of charge. The Notice of Internet Availability also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the recommendation from our Board of Directors with regard to each matter; and information on how to attend the meeting.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

By Order of the Board of Directors

Hans E. Bishop

President, Chief Executive Officer, and Director

Seattle, Washington

April 17, 2015

JUNO THERAPEUTICS, INC.

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2015

The Board of Directors (the “Board”) of Juno Therapeutics, Inc. (referred to herein as the “Company”, “Juno”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2015 Annual Meeting of Stockholders to be held on Thursday, June 11, 2014, at 10:00 a.m. local time, at the Residence Inn by Marriott at Lake Union, 800 Fairview Ave N., Seattle, Washington 98109, and any adjournment or postponement of that meeting (the “Annual Meeting”). This Proxy Statement is dated as of April 17, 2015.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a notice regarding the Internet available of proxy materials (the “Notice of Internet Availability”) to our stockholders of record as of April 13, 2015 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability and on the website referred to in the Notice of Internet Availability, including an option to request paper copies on an ongoing basis. On or about April 22, 2015, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The only voting securities of Juno are shares of common stock, $0.0001 par value per share (the “Common Stock”), of which there were 90,426,361 shares outstanding as of the Record Date. We need the holders of a majority in voting power of the shares of Common Stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

The Company’s Annual Report, which contains financial statements for fiscal year 2014 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at http://ir.junotherapeutics.com/ and at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov. You also may obtain a copy of Juno’s Annual Report, without charge, by writing to our Investor Relations department at the above address.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 13, 2015 (the “Record Date”), will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 90,426,361 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Wells Fargo Bank, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy on the Internet or by telephone or by returning a proxy card if you request and receive one. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed in the Notice of Internet Availability, by telephone as instructed on the website referred to on the Notice of Internet Availability, or (if you request and receive a proxy card by mail or e-mail) by signing, dating and returning the proxy card sent to you or by following the instructions on such proxy card to vote on the Internet or by telephone.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a legal proxy from your broker or other agent who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•	Proposal No. 1: the election of three Class I directors to hold office until our 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

•	Proposal No. 2: the ratification of the appointment, by the audit committee of our Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board recommend I vote on the Proposals?

The Board recommends that you vote:

•	FOR each of the Class I director nominees; and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

How do I vote?

•	For Proposal 1, you may either vote “For,” or “Withhold” your vote from, any of the nominees to the Board.

•	For Proposal 2, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the Notice of Internet Availability or on the proxy card that you request and receive by mail or e-mail to vote at www.proxyvote.com using the control number contained on the Notice of Internet Availability or proxy card that you received. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•	To vote by telephone, call 1-800-690-6903 (toll free). You will need to have your Notice of Internet Availability or proxy card available when you call.

•	To vote by mail, complete, sign and date the proxy card you request and receive by mail or e-mail, and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy by mail, Internet or telephone to ensure your vote is counted. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 10, 2015. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted, or follow such instructions to submit your vote by the Internet or telephone, if the instructions provide for Internet and telephone voting. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Can I change my vote after submitting my proxy vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•	You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date, by following the instructions set forth in answer to the preceding question.

•	You may send a written notice that you are revoking your proxy to Juno’s General Counsel at 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, and you choose to vote over the Internet prior to the Annual Meeting or by telephone, Broadridge will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name”) returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. For Proposal 1, the Inspector of Election will separately count “For” and “Withheld” votes and broker non-votes for each nominee. For Proposal 2, the Inspector of Election will separately count “For” and “Against” votes, abstentions and broker non-votes. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to follow the instructions provided by your broker to instruct your broker how to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” and “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015 (Proposal 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the three nominees receiving the highest number of “For” votes will be elected. Only votes “For” or “Withheld” will affect the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, and “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

Juno will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed materials?

If you receive more than one Notice of Internet Availability or more than one set of printed materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on each Notice of Internet Availability or proxy card you receive via mail or e-mail upon your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials pursuant to the SEC’s Rule 14a-8 shareholder proposal procedures, your proposal must be submitted in writing by December 24, 2015, to Juno’s Corporate Secretary at 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109. If you wish to nominate a director or to submit a proposal that is not to be included in our proxy materials pursuant to Rule 14a-8 for the next year’s annual meeting, you must do so between February 7, 2016 and March 8, 2016; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 11, 2016, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also request a copy of our bylaws, without charge, from our Corporate Secretary, at 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 90,426,361 shares outstanding and entitled to vote. Accordingly, 45,213,181 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. If you are a beneficial owner of shares held in “street name,” your shares will be counted towards the quorum if your broker or nominee submits a proxy for your shares at the Annual Meeting, even if such proxy results in a broker non-vote due to the absence of voting instructions from you. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company for up to five years following our initial public offering, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenue exceeds $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Directions to Annual Meeting

To obtain directions to our Annual Meeting, which is to be held at the Residence Inn by Marriott at Lake Union, 800 Fairview Ave N., Seattle, Washington 98109, please visit the following website: http://www.marriott.com/hotels/maps/travel/sealu-residence-inn-seattle-downtown-lake-union/. Parking is complimentary at the Residence Inn during the hours of the Annual Meeting. Visit the registration desk upon arrival to secure your parking pass for the event.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight seated directors, divided into the three following classes:

•	Class I directors: Hans E. Bishop, Howard H. Pien, and Anthony Evnin, Ph.D., whose current terms will expire at the Annual Meeting;

•	Class II directors: Hal V. Barron, M.D., Richard Klausner, M.D., and Robert T. Nelsen, whose current terms will expire at the annual meeting of stockholders to be held in 2016; and

•	Class III directors: Marc Tessier-Lavigne, Ph.D., and Mary Agnes (“Maggie”) Wilderotter, whose current terms will expire at the annual meeting of stockholders to be held in 2017.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

Our Board has determined that each of our directors, other than Mr. Bishop and Dr. Klausner, is independent according to applicable rules of the SEC and The Nasdaq Stock Market, LLC (“NASDAQ”).

The following table sets forth, for the Class I directors who are standing for election and for our other current directors who will continue in office after the Annual Meeting, information with respect to their position/office held with the Company and their ages as of April 13, 2015:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2015 Annual Meeting of Stockholders and who are standing for election at the Annual Meeting
Hans E. Bishop	51	President, Chief Executive Officer and Director	2013
Howard H. Pien (2)	57	Chairman of the Board	2014
Anthony B. Evnin, Ph.D. (1)(3)	74	Director	2014

Class II Directors whose terms expire at the 2016 Annual Meeting of Stockholders
Hal V. Barron, M.D. (1)(4)	52	Director	2014
Richard Klausner, M.D. (4)	63	Director	2013
Robert T. Nelsen (2)(3)	51	Director	2013

Class III Directors whose terms expire at the 2017 Annual Meeting of Stockholders
Marc Tessier-Lavigne, Ph.D. (2)(4)	55	Director	2014
Mary Agnes Wilderotter (1)(3)	60	Director	2014

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and governance committee.
(4)	Member of the scientific committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election to a Three-Year Term Expiring at the 2018 Annual Meeting of Stockholders

Hans E. Bishop, age 51, is one of our co-founders and has served as our president and chief executive officer and a member of our Board since September 2013. Mr. Bishop has also served as a member of the board of directors of Avanir Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, since May 2012. Mr. Bishop previously served as chairman of the board of Genesis Biopharma, Inc., a biotechnology company, from January 2012 until November 2012. From February 2012 until October 2012, Mr. Bishop was the chief operating officer of Photothera Inc., a late-stage medical device company owned by Warburg Pincus, and he continued working with Warburg Pincus as an Executive in Residence until October 2013. Prior to joining Photothera Inc., Mr. Bishop served as executive vice president and chief operating officer at Dendreon Corporation, a publicly-traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the president of the specialty medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products. Mr. Bishop was employed by Chiron Corporation, a global biotechnology company, from January 2004 to August 2006, with commercial responsibilities that included service as its senior vice president of global commercial operations until its sale to Novartis Corporation. Mr. Bishop received a B.Sc. in Chemistry from Brunel University in London in 1987. Based on Mr. Bishop’s broad experience as an operating officer within the pharmaceutical industry and his executive experience in the biotechnology industry, our Board believes Mr. Bishop has the appropriate set of skills to serve as our chief executive officer and a member of our Board.

Howard H. Pien, age 57, has served as a member of our Board since January 2014 and as its chairman since September 2014. Mr. Pien is also the chairman of Indivior PLC, which was a division of the United Kingdom-based consumer goods conglomerate Reckitt Benckiser Group plc that was spun off as a public company in December 2014. He also currently serves as a member of the boards of directors of Immunogen, Inc., Sage

Therapeutics, Inc., and Vanda Pharmaceuticals, Inc. Mr. Pien previously served as president and chief executive officer and chairman of the board of directors of Medarex, Inc., a biopharmaceutical company, from June 2007 until its acquisition by Bristol-Myers Squibb in September 2009. Mr. Pien served as the chief executive officer and president of Chiron Corporation, a biotechnology company, from April 2003 until its acquisition by Novartis Corporation in 2006. Mr. Pien has been a director of several other boards, including at ViroPharma, Inc., where he served as its lead independent director from December 2008 to January 2014, Ikaria, Inc., where he served as lead independent director, and Chiron Corporation, where he served as chairman of the board of directors. Mr. Pien also previously served as a director of the Biotechnology Industry Association and the Pharmaceutical Research and Manufacturers of America. Mr. Pien is also currently an advisor to the Life Sciences Practice of Warburg Pincus, a private equity firm. Mr. Pien received a B.S. from the Massachusetts Institute of Technology in 1979 and an M.B.A. from Carnegie-Mellon University in 1981. The Board believes that Mr. Pien’s extensive experience as a chief executive officer in the pharmaceutical industry, including an immuno-oncology company, and his expertise in corporate governance matters makes him an appropriate member of our Board.

Anthony B. Evnin, Ph.D., age 74, has served as a member of our Board since January 2014. Dr. Evnin is currently a member of the board of directors of each of AVEO Pharmaceuticals, Inc. and Infinity Pharmaceuticals, Inc. as well as Constellation Pharmaceuticals, Inc., a private company. Since 1975, Dr. Evnin has served as partner of Venrock, a venture capital firm, and has been employed by Venrock since 1974. Dr. Evnin was formerly a director of many other biotechnology companies, including Acceleron Pharma Inc., Celladon Corporation, Coley Pharmaceutical group, Inc., Icagen, Inc., and Sunesis Pharmaceuticals Incorporated. He serves as a trustee of The Rockefeller University, as a trustee of The Jackson Laboratory, as a member of the boards of overseers and managers of Memorial Sloan Kettering Cancer Center, as a member of the board of directors of the New York Genome Center, as a member of the board of directors of the Albert and Mary Lasker Foundation, and as a trustee emeritus of Princeton University. Dr. Evnin received an A.B. from Princeton University in 1962 and a Ph.D. in Chemistry from the Massachusetts Institute of Technology in 1966. The Board believes that Dr. Evnin’s financial and investment expertise, scientific knowledge, and extensive service on public and private company boards, especially in life sciences, biotechnology and pharmaceutical industries, makes him an appropriate member of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH CLASS I NOMINEE NAMED ABOVE

Directors Continuing in Office Until the 2016 Annual Meeting of Stockholders

Hal V. Barron, M.D., age 52, has served as a member of our Board since September 2014. Dr. Barron is currently the president of research and development at Calico Life Sciences LLC, a private biotechnology company, where he has been employed since November 2013. Previously, he served as executive vice president, head of global product development, and chief medical officer at Hoffmann-La Roche, or Roche, a global health care company, from January 2010 to November 2013. Dr. Barron was executive vice president at Genentech, which became a subsidiary of Roche in March 2009, from June 2009 to November 2013. While at Genentech, Dr. Barron also served as chief medical officer from June 2004 to November 2013, as senior vice president of development from June 2004 to June 2010, and as vice president of medical affairs from June 2002 to June 2004. Dr. Barron previously served as a director and member of the compensation committee of Alexza Pharmaceuticals Inc., a public pharmaceutical company, from December 2007 to May 2013. He received a B.S. in engineering physics from Washington University in 1985 and an M.D. from Yale University in 1989. The Board believes that Dr. Barron’s scientific and medical expertise, particularly in drug research and drug development, as well as his leadership in the biotechnology industry make him an appropriate member of our Board.

Richard Klausner, M.D., age 63, has served as a member of our Board since inception in August 2013. Dr. Klausner is currently the senior vice president and chief medical officer of Illumina Corporation, a publicly-

traded biotechnology company, where he has been employed since September 2013. He served as the chairman of the board of directors of Audax Health until February 2014. Previously, he has served as managing partner of the venture capital firm, The Column Group from May 2005 to February 2011. Dr. Klausner was the executive director for global health of the Bill and Melinda Gates Foundation from 2002 to 2005 and was the eleventh director of the National Cancer Institute between 1995 and 2001. Dr. Klausner also served as chief of the cell biology and metabolism branch of the National Institute of Child Health and Human Development as well as a past president of the American Society of Clinical Investigation. Dr. Klausner is the chief strategy advisor for USAID and has served in senior advisory roles to the U.S., Norwegian, Qatari and Indian governments. He previously chaired the International Advisory Board for Samsung and previously chaired the Strategic Oversight Council of Sanofi. Dr. Klausner received a B.S. in Molecular Biophysics and Biochemistry from Yale University in 1973 and an M.D. from Duke Medical School in 1976. The Board believes that Dr. Klausner’s scientific and medical expertise, particularly in cell biology, molecular biology, and cancer, as well as his industry, academic, and public service leadership roles make him an appropriate member of our Board.

Robert T. Nelsen, age 51, has served as a member of our Board since inception in August 2013. Since 1994, Mr. Nelsen has served as a co-founder and managing director of ARCH Venture Partners, a venture capital firm focused on early-stage technology companies. Mr. Nelsen has played a significant role in the early sourcing, financing and development of more than 30 companies. Mr. Nelsen is a director of Sapphire Energy, Inc., Agios Pharmaceuticals Inc., Sage Therapeutics, Inc., Bellerophon Therapeutics, Inc., Ensemble Therapeutics Corporation, and Syros Pharmaceuticals, among other companies, and previously served as a director of Adolor Corp., Illumina, Inc., Fate Therapeutics, Inc., deCODE Genetics, Ltd., NeurogesX, Inc., KYTHERA Biopharmaceuticals, Inc., and Caliper Life Sciences, Inc. Mr. Nelsen also previously served as a trustee of Fred Hutchinson Cancer Research Center. Mr. Nelsen received a B.S. in Economics and Biology from the University of Puget Sound in 1985 and an M.B.A. from the University of Chicago in 1987. The Board believes that Mr. Nelsen’s experience as a venture capitalist building and serving on the boards of many public and private emerging companies, including multiple life sciences, biotechnology and pharmaceutical companies makes him an appropriate member of our Board.

Directors Continuing in Office Until the 2017 Annual Meeting of Stockholders

Marc Tessier-Lavigne, Ph.D., age 55, has served as a member of our Board since January 2014. Dr. Tessier-Lavigne has served as president of the Rockefeller University, as well as professor and head of the Laboratory of Brain Development and Repair, since March 2011. Previously, he was employed at Genentech, Inc., a biotechnology company, from September 2003 to March 2011, where he became executive vice president for research and chief scientific officer. He is a member of the board of directors of Pfizer Inc., Agios Pharmaceuticals, Inc. and Regeneron Pharmaceuticals Inc. Dr. Tessier-Lavigne earned a B.Sc. in Physics from McGill University in 1980 and a B.A. in Philosophy and Physiology from Oxford University in 1983. He received his Ph.D. in neurophysiology from University College London in 1987, and conducted postdoctoral work at the MRC Developmental Neurobiology Unit in London and at Columbia University. The Board believes that Dr. Tessier-Lavigne’s pioneering research, his scientific knowledge, his service on boards of public companies in the life sciences industry, and his leadership in the biotechnology industry makes him an appropriate member of our Board.

Mary Agnes “Maggie” Wilderotter, age 60, has served as a member of our Board since November 2014. Beginning in April 2015, Ms. Wilderotter is executive chairman of the board of directors of Frontier Communications Corporation, a public telecommunications company formerly known as Citizens Communications Company. From November 2004 until April 2015, Mrs. Wilderotter was chief executive officer of Frontier and served as chairman of its board of directors since December 2005. Prior to joining Frontier, Mrs. Wilderotter was the senior vice president of the world wide public sector of Microsoft Corp. from February 2004 to November 2004 and the senior vice president of worldwide business strategy of Microsoft from 2002 to February 2004. From 1997 to 2002, Mrs. Wilderotter served as the president and chief executive officer of Wink Communications, an interactive telecommunications and media company. Mrs. Wilderotter has been a member of the board of directors of Xerox Corporation since May 2006 and a member of the board of directors of

Procter & Gamble since August 2009. Mrs. Wilderotter previously served as a director of Yahoo! Inc. from July 2007 to December 2009. Mrs. Wilderotter received a B.A. in Economics from the College of the Holy Cross in 1977. The Board believes that Mrs. Wilderotter’s significant public company leadership experience as both a board member and an officer, her extensive business and financial acumen, and her deep expertise in marketing and technology make her an appropriate member of our Board.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such appointment by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the fees incurred to Ernst & Young LLP during the years ended December 31, 2014 and 2013. All fees described below were approved by the audit committee.

	Year Ended December 31,
	2014	2013
Audit Fees (1)	$1,279,000	$600,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	148,490	10,000
All Other Fees	—	—

Total Fees	$1,427,490	$610,000

(1)	Audit Fees consist of fees billed for professional services performed by Ernst & Young LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2014 Audit Fees is $786,000 of fees billed in connection with our initial public offering.
(2)	Audit Related Fees include fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. There were no such fees incurred in 2014 or 2013.
(3)	Tax Fees consist of fees for professional services, including tax consulting and compliance performed by Ernst & Young LLP.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. The audit committee may delegate authority to one or more of the members of the audit committee to provide such pre-approvals for audit or non-audit services, provided that such person or persons report such pre-approvals to the full audit committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Juno under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available at Juno’s investor relations website at http://ir.junotherapeutics.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. Juno’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and issuing a report thereon. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Juno’s audited financial statements as of and for the year ended December 31, 2014. Management represented to the audit committee that our financial statements were prepared in accordance with generally accepted accounting principles.

The audit committee has discussed with Ernst & Young LLP, Juno’s independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees. In addition, the audit committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence. Finally, the audit committee discussed with Ernst & Young LLP, with and without management present, the scope and results of Ernst & Young LLP’s audit of such financial statements.

Based on these reviews and discussions, the audit committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC. The audit committee also has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee

Anthony Evnin, Ph.D., Chairman

Hal V. Barron, M.D.

Mary Agnes Wilderotter

March 12, 2015

CORPORATE GOVERNANCE

Independence of the Board of Directors

Under the rules of NASDAQ, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of this offering. In addition, the rules of NASDAQ require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Under the rules of NASDAQ, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

All of our directors are independent within the meaning of the independent director guidelines of NASDAQ other than Mr. Bishop and Dr. Klausner. Mr. Bishop is not considered independent because he is an employee of our company, and Dr. Klausner is not considered independent because of the amount of compensation he received in 2014 as a consultant to Juno. In February 2015, the Board undertook a review of its composition, the composition of its committees and the independence of directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, the Board has determined that none of Drs. Barron, Tessier-Lavigne, and Evnin, Messrs. Nelsen and Pien, and Mrs. Wilderotter, representing six of our eight directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of NASDAQ. The Board also determined that Drs. Barron and Evnin, and Mrs. Wilderotter, who comprise our audit committee, Messrs. Nelsen and Pien, and Dr. Tessier-Lavigne, who comprise our compensation committee, and Dr. Evnin, Mr. Nelsen, and Mrs. Wilderotter, who comprise our nominating and governance committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of NASDAQ.

In making this determination, the Board considered the relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

The role of chairman of our Board is separate from the chief executive officer position in order to ensure independent leadership of the Board. Our Board has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our chief executive officer can focus on leading our company, while the chairman can focus on leading the Board in overseeing management.

Role of Board in Risk Oversight Process

The Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. The Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and governance committee is responsible for overseeing the management of risks associated with the independence of the Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. The Board believes its administration of its risk oversight function has not negatively affected the Board’s leadership structure.

Board Committees

Audit Committee

The members of our audit committee are Drs. Barron and Evnin, and Mrs. Wilderotter. Our audit committee chairman, Dr. Evnin, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of NASDAQ. Our audit committee oversees our corporate accounting and financial reporting process and assists the Board in monitoring our financial systems. Our audit committee will also:

•	approve the hiring, discharging and compensation of our independent auditors;

•	oversee the work of our independent auditors;

•	oversee the implementation and performance of any internal audit function;

•	approve engagements of the independent auditors to render any audit or permissible non-audit services;

•	review the qualifications, independence and performance of the independent auditors;

•	review financial statements, critical accounting policies and estimates;

•	review the adequacy and effectiveness of our internal controls; and

•	review and discuss with management and the independent auditors the results of our annual audit, our quarterly financial statements and our publicly filed reports.

The audit committee has been established in accordance with section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders in the “Corporate Governance” section of our investor relations website at http://ir.junotherapeutics.com/.

Compensation Committee

The members of our compensation committee are Messrs. Nelsen and Pien, and Dr. Tessier-Lavigne. Mr. Pien is the chairman of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs. The compensation committee will also:

•	review and recommend policies relating to compensation and benefits of our officers and employees;

•	review and recommend to the Board for approval corporate goals and objectives relevant to compensation of our chief executive officer and other senior officers;

•	evaluate the performance of our officers in light of established goals and objectives;

•	recommend compensation of our officers based on its evaluations; and

•	administer the issuance of stock options and other awards under our stock plans.

The compensation committee operates under a written charter that satisfied the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders in the “Corporate Governance” section of our investor relations website at http://ir.junotherapeutics.com/.

In 2014, the compensation committee retained Towers Watson, a national executive compensation consulting firm, to assist the compensation committee with establishing a compensation peer group; to conduct market research and analysis on annual and long-term incentive programs, salaries, and equity plans, and to assist the committee in developing target grant levels and annual salaries for executives and other employees; to advise the committee on IPO-related compensation matters, such as public company equity plans; to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions; and to review compensation proposals of management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Towers Watson addressed each of the six independence factors established by the SEC with the compensation committee. Its responses affirmed the independence of Towers Watson on executive compensation matters. Based on this assessment, the compensation committee determined that the engagement of Towers Watson does not raise any conflicts of interest or similar concerns.

Nominating and Governance Committee

The members of our nominating and governance committee are Dr. Evnin, Mr. Nelsen, and Mrs. Wilderotter. Mrs. Wilderotter is the chairman of our nominating and governance committee. Our nominating and governance committee oversees and assists the Board in reviewing and recommending nominees for election as directors. The nominating and governance committee will also:

•	evaluate and make recommendations regarding the organization and governance of the Board and its committees;

•	assess the performance of the Board and make recommendations regarding committee and chair assignments;

•	recommend desired qualifications for Board membership and conduct searches for potential members of the Board; and

•	review and make recommendations with regard to our corporate governance guidelines.

The nominating and governance committee operates under a written charter. A copy of the nominating and governance committee charter is available to security holders in the “Corporate Governance” section of our investor relations website at http://ir.junotherapeutics.com/.

In recommending candidates for election to the Board, the independent members of the nominating and governance committee may consider the following criteria, among others: character, integrity, judgment, diversity, age, independence, skills, education, expertise, business acumen, business experience, length of service, understanding of the Company’s business, and other commitments. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and governance committee will consider director candidates recommended by stockholders. For a stockholder to make any recommendation or nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be received by the Company’s corporate secretary at the Company’s principal executive offices not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which we first mailed our proxy materials or a Notice of Internet Availability (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event no annual meeting was held in the previous year or if that the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, it must be so received by the corporate secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109.

Mr. Bishop, Dr. Evnin, and Mr. Pien were previously appointed to the Board by stockholders and stand for re-election at the Annual Meeting.

Scientific Committee

The members of our scientific committee are Drs. Barron, Klausner, and Tessier-Lavigne. Dr. Tessier-Lavigne is the chairman of our scientific committee. The purpose of the scientific committee is to assist the Board in fulfilling its responsibilities by reviewing and evaluating Juno’s research strategy and research, development and clinical programs. To accomplish this purpose, the scientific committee reviews and monitors the science, processes and procedures, and infrastructure underlying Juno’s major discovery and clinical development programs, and makes recommendations to the Board and/or management regarding the same.

Meetings of the Board of Directors, Board and Committee Member Attendance, and Annual Meeting Attendance

Our Board met 10 times during 2014. The audit committee met four times, the compensation committee met one time, the nominating and governance committee did not meet, and the scientific committee met one time during 2014. During 2014, each Board member, with the exception of Mrs. Wilderotter, attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, which occurred while such director was a member of the Board and such committees. Mrs. Wilderotter joined the Board in November 2014 and was unable to attend a Board meeting held in December 2014 due to a preexisting commitment.

We encourage all of our directors and nominees for director to attend our annual meetings of stockholders; however, attendance is not mandatory. We did not have an annual meeting of stockholders in 2014.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of our Corporate Secretary, at 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109. The Corporate Secretary will forward the communication to the appropriate Board members.

Compensation Committee Interlocks and Insider Participation

During 2014, our compensation committee consisted of Messrs. Nelsen and Pien, and Dr. Tessier-Lavigne. Prior to the formation of the compensation committee in May 2014, the Board performed the functions of the compensation committee. During such period, Mr. Bishop participated in the deliberations of the Board concerning executive officer compensation.

None of the members of our compensation committee is an officer or one of our employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Board or our compensation committee. Please see the section below captioned “Certain Relationships and Related Party Transactions—Sale of Securities” for details regarding certain transactions between the Company and Messrs. Nelsen and Pien and Dr. Tessier-Lavigne.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2014, to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement captioned “Director Compensation” and “Executive Compensation.”

Related Party Transaction Policy

We have adopted a formal, written policy that our executive officers, directors (including director nominees), holders of more than 5% of any class of our voting securities, and any member of the immediate family of or any entities affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior approval or, in the case of pending or ongoing related party transactions, ratification of our audit committee. For purposes of our policy, a related party transaction is a transaction, arrangement or relationship when we were, are or will be involved and in which a related party had, has or will have a direct or indirect material interest, other than transactions available to all of our U.S. employees.

Certain transactions with related parties, however, are excluded from the definition of a related party transaction, including, but not limited to: (1) transactions in which a related party’s interest arises only from the related party’s position as a director of another corporation or organization that is a party to the transaction and/or from the indirect or direct ownership by such related party and all other related parties of a less than 10% equity interest in another person (other than a partnership) which is a party to the transaction; (2) transactions in which a related party’s interest arises only from the related party’s position as a limited partner in a partnership in which the related party and all other related parties have an interest of less than 10%, and the related party is not a general partner of and does not hold another position in the partnership; (3) transactions where the related party’s interest arises solely from the ownership of our equity securities and all holders of our common stock received the same benefit on a pro rata basis (e.g., dividends); and (4) compensation, benefits, and other transactions available to all employees generally.

No member of the audit committee may participate in any review, consideration or approval of any related party transaction whereby such member or any of his or her immediate family members is the related party. In approving or rejecting the proposed agreement, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to: (1) the benefits and perceived benefits, or lack thereof, to our company; (2) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (3) the materiality and character of the related party’s direct and indirect interest; (4) the actual or apparent conflict of interest of the related party; (5) the availability of other sources for comparable products or services; (6) the opportunity costs of alternative transactions; (7) the terms of the transaction; (8) the commercial reasonableness of the terms of the proposed transaction; and (9) terms available to unrelated third parties or to employees under the same or similar circumstances. In reviewing proposed related party transactions, the audit committee will only approve or ratify related party transactions that are in, or not inconsistent with, the best interests of our company and stockholders, as the audit committee determines in good faith.

The transactions described below were consummated prior to our adoption of the formal, written policy described above and therefore the foregoing policies and procedures were not followed with respect to the transactions. However, we believe that the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Sale of Securities

The following table sets forth a summary of the sale and issuance of our securities to related persons since January 1, 2014, other than compensation arrangements which are described under the sections of this Proxy Statement captioned “Director Compensation” and “Executive Compensation.” For a description of beneficial ownership see the section of this Proxy Statement captioned “Information About Stock Ownership—Security Ownership of Certain Beneficial Owners and Management.” All share numbers reflect the 4 to 1 reverse split of the common stock and preferred stock that occurred on December 8, 2014. All shares of preferred stock referenced herein converted to common stock on a 1 for 1 basis immediately prior to the closing of our initial public offering on December 23, 2014.

Purchaser	Common Stock	Series A Convertible Preferred Stock	Series A-2 Convertible Preferred Stock	Series B Convertible Preferred Stock
5% Stockholders:
ARCH Venture Fund VII, L.P.	—	1,562,500	3,747,500	457,875
CL Alaska L.P. and JT Line Partners L.P. (1)	625,000	3,437,500	10,000,000	2,346,127
Fred Hutchinson Cancer Research Center	—	—	505,309	37,060
Executive Officers, Directors and Promoters:
Bernard J. Cassidy (2)	—	—	25,000	1,869
Howard H. Pien	—	—	75,000	—
Hal V. Barron, M.D.	100,000	—	—	—
Anthony Evnin, Ph.D. (3)	—	—	1,749,999	—
Robert T. Nelsen (4)	—	1,562,500	3,747,500	457,875
Marc Tessier-Lavigne, Ph.D.	—	—	175,000	—

(1)	Consists of (a) 625,000 shares of common stock, 3,437,500 shares of Series A convertible preferred stock, 8,750,000 shares of Series A-2 convertible preferred stock and 2,277,732 shares of Series B convertible preferred stock held by CL Alaska, L.P. and (b) 1,250,000 shares of Series A-2 convertible preferred stock and 68,395 shares of Series B convertible preferred stock held by JT Line Partners L.P.
(2)	Includes 26,869 shares held by Morgan Stanley Smith Barney LLC as Custodian for Bernard Cassidy IRA, for which Bernard J. Cassidy is the sole accountholder.
(3)	Consists of 1,479,381 shares of Series A-2 convertible preferred stock held by Venrock Healthcare Capital Partners, L.P. and 270,618 shares of Series A-2 convertible preferred stock held by VHCP Co-Investment Holdings, LLC. Dr. Evnin is a partner of Venrock, a venture capital firm and affiliate of Venrock Healthcare Capital Partners, L.P. and VHCP Co- Investment Holdings, LLC, which we refer to collectively as the “VHCP Entities,” where Dr. Evnin serves as a general partner and a member of the manager, respectively. Dr. Evnin disclaims beneficial ownership of the shares held by the VHCP Entities in which he does not have any pecuniary interest.
(4)	Consists of the shares held by ARCH Venture Fund VII, L.P. Mr. Nelsen is a managing director of ARCH Venture Partners VII, LLC, which is the sole general partner of ARCH Venture Partners VII, L.P., which is the sole general partner of ARCH Venture Fund VII, L.P., and as such may be deemed to beneficially own shares held by ARCH Venture Fund VII, L.P. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Common Stock

In December 2014, CL Alaska, L.P. purchased 625,000 shares of our common stock, and Hal V. Barron, M.D., one of our directors, purchased 100,000 shares of our common stock in our initial public offering on the same terms as the other purchasers in the offering.

Series A Convertible Preferred Stock

In July 2014, we issued and sold an aggregate of 5,000,000 shares of Series A convertible preferred stock at $4.00 per share, for aggregate proceeds of $20,000,000, to two accredited investors, ARCH Venture Fund VII, L.P. and CL Alaska, L.P.

Series A-2 Convertible Preferred Stock

In April 2014, we issued and sold an aggregate of 7,105,992 shares of Series A-2 convertible preferred stock at $4.00 per share, for aggregate proceeds of $28,423,971, to a total of 34 accredited investors, including ARCH Venture Fund VII, L.P., CL Alaska, L.P., the Fred Hutchinson Cancer Research Center (“FHCRC”), Howard Pien, the VHCP Entities, and Marc Tessier-Lavigne.

In May 2014, we issued and sold an aggregate of 722,031 shares of Series A-2 convertible preferred stock at $4.00 per share, for aggregate proceeds of $2,888,127, to a total of seven accredited investors, including Morgan Stanley Smith Barney LLC as Custodian for Bernard Cassidy IRA.

In June 2014, we issued and sold an aggregate of 7,828,023 shares of Series A-2 convertible preferred stock at $4.00 per share, for aggregate proceeds of $31,312,098, to a total of 41 accredited investors, including ARCH Venture Fund VII, L.P., CL Alaska, L.P., FHCRC, Howard Pien, Marc Tessier-Lavigne, the VHCP Entities, and Morgan Stanley Smith Barney LLC as Custodian for Bernard Cassidy IRA.

In July 2014, we issued and sold an aggregate of 7,828,026 shares of Series A-2 convertible preferred stock at $4.00 per share, for aggregate proceeds of $31,312,108, to a total of 41 accredited investors, including ARCH Venture Fund VII, L.P., CL Alaska, L.P., FHCRC, Howard Pien, Marc Tessier-Lavigne, the VHCP Entities, and Morgan Stanley Smith Barney LLC as Custodian for Bernard Cassidy IRA.

Series B Convertible Preferred Stock

In August 2014, we issued and sold an aggregate of 12,244,661 shares of Series B convertible preferred stock at $10.92 per share, for aggregate proceeds of $133,711,933 to a total of 51 accredited investors, including ARCH Venture Fund VII, L.P., CL Alaska, L.P., FHCRC, and Morgan Stanley Smith Barney LLC as Custodian for Bernard Cassidy IRA.

Investors’ Rights Agreement

We have entered into a fourth amended and restated investors’ rights agreement with certain holders of our common stock and convertible preferred stock, including ARCH Venture Fund VII, L.P., CL Alaska, L.P., FHCRC, Mr. Pien, Dr. Tessier-Lavigne, and Mr. Cassidy. These holders, and other holders party thereto, are entitled to certain rights with respect to the registration of their shares under the Securities Act.

FHCRC Collaboration and License Agreements

We are party to a collaboration agreement and exclusive patent license agreements with FHCRC, described under the caption “Licenses and Third-Party Research Collaborations” in Part I—Item 1—“Business” of our Annual Report on Form 10-K. FHCRC was a greater than 5% stockholder of the Company during 2014 until the occurrence of our initial public offering.

Other Transactions

In October 2013, Dr. Lawrence Corey, one of our directors at the time, received 500,000 restricted shares of our common stock, with a vesting commencement date of October 12, 2013, with 25% of the restricted shares vesting on the one year anniversary of the vesting commencement date, and approximately 1/36th of the total remaining number of shares vesting each month thereafter, subject to Dr. Corey remaining a service provider of our company through the applicable vesting dates. In May 2014, Dr. Corey’s directorship terminated and he entered into a consulting agreement with us pursuant to which he remains a service provider of our company and continues to vest in his shares of restricted stock. Unless terminated by the parties, such agreement will expire on October 15, 2017.

In January 2014, we entered into a consulting agreement with Dr. Klausner, with an effective date of October 1, 2013, pursuant to which Dr. Klausner provided general advisory services to us in exchange for an annual fee of $202,000, paid monthly. Such agreement expired on October 1, 2014.

We have entered into separate indemnification agreements with each of our directors and certain of our officers.

We have entered into employment agreements with our executive officers that, among other things, provide for certain severance and change of control benefits. For a description of these agreements, see the section of this Proxy Statement captioned “Executive Compensation.”

We have granted restricted stock and stock options to our named executive officers, our other executive officer and certain of our directors. See the sections of this Proxy Statement captioned “Executive Compensation” and “Director Compensation.”

DIRECTOR COMPENSATION

Pre-IPO Director Compensation

In October 2013, Dr. Klausner received 982,499 restricted shares of our common stock. 122,812 vested in October 2014 and 368,437 of Dr. Klausner’s restricted shares will vest monthly in 36 equal monthly increments beginning in November 2014 and ending in October 2017, subject to Dr. Klausner remaining a service provider of our company through the applicable vesting dates. 163,750 of the shares began to vest in 24 substantially equal monthly increments in December 2013, one month following our entry into our license and third-party research collaboration agreement with Memorial Sloan Kettering Cancer Center, until all such shares will be fully vested in November 2015, subject to Dr. Klausner remaining a service provider of our company through the applicable vesting dates. 327,500 of the shares will vest in 24 substantially equal monthly increments following the date, if ever, that our company consummates transactions with strategic partners that provide our company with a specified amount of non-dilutive upfront capital, subject to Dr. Klausner remaining a service provider of our company through the applicable vesting dates. If a “change in control,” as defined in our 2013 Equity Incentive Plan, occurs prior to the third anniversary of the vesting commencement date, all of the then unvested shares held by Dr. Klausner will accelerate and become vested over the 12 month period following the change of control provided that Dr. Klausner remains a service provider of our company through the date of the change in control, and if Dr. Klausner’s directorship is terminated other than for “cause,” as defined in his director offer letter, death or disability, following a change in control, then 100% of the restricted shares will vest as of the termination of Dr. Klausner’s directorship. Furthermore, if Dr. Klausner is unable to continue, or is terminated, as a service provider for our company due to his death or disability, the number of unvested shares that would have vested in the 12 month period beginning immediately prior to the termination of such status will vest immediately upon such termination, as if a strategic partner transaction as described above was consummated on the date of such termination.

In March 2014, Dr. Evnin, Mr. Pien, and Dr. Tessier-Lavigne each received 75,000 restricted shares of our common stock, with a vesting commencement date of December 10, 2013 for Dr. Evnin and Mr. Pien and January 6, 2014 for Dr. Tessier-Lavigne, with 25% of the restricted shares vesting on the one year anniversary of the vesting commencement date, and 1/36th of the total remaining number of shares vesting each month thereafter, subject to the director remaining a service provider of our company through the applicable vesting dates. If a “change in control,” as defined in our 2013 Equity Incentive Plan, occurs prior to the third anniversary of the vesting commencement date, all of the then unvested shares held by such director will fully accelerate and become vested provided that the director remains a service provider of our company through the date of the change in control.

In September 2014, Dr. Barron received a stock option to purchase 75,000 shares of our common stock at an exercise price of $6.36 per share upon his appointment to our Board. In November 2014, Mrs. Wilderotter received a stock option to purchase 75,000 shares of our common stock at an exercise price of $8.72 per share upon her appointment to our Board. These options will vest and become exercisable as to 25% of the shares subject thereto upon the one year anniversary of their respective appointments to the Board, and 1/36th of the total remaining number of shares will vest and become exercisable monthly thereafter, subject to Dr. Barron and Mrs. Wilderotter remaining service providers of our company through the applicable vesting dates.

2015 Non-Employee Director Compensation Program

In April 2015, the compensation committee recommended, and the Board approved, a director compensation program (the “2015 Non-Employee Director Compensation Program”) for directors who are not employed by us (“non-employee directors”), effective as of January 1, 2015. Non-employee directors receive compensation in the form of equity and cash under the 2015 Non-Employee Director Compensation Program, as described below. Certain of our non-employee directors are employees, officers, directors, managers, managing members or general partners of a stockholder of our company or an entity that is an affiliate of such stockholder (excluding our company), and as a result of the internal policies of such stockholder or its affiliates, these directors may be required to hold or remit any compensation received for their service on our Board for the benefit of such stockholder or its affiliates. The program will be effective until December 31, 2015 or until earlier revised or rescinded by the Board. Compensation consultant Towers Watson assisted the compensation committee in the formulation of the 2015 Non-Employee Director Compensation Program.

Equity Compensation

Each non-employee director will be automatically granted an option to purchase 12,000 shares of our common stock on the day after the Annual Meeting. The exercise price per share of the options will be the fair market value per share as determined on the date of the grant in accordance with our 2014 Equity Incentive Plan. The shares underlying the options will vest and become exercisable as to 100% of the total shares subject to such options on the earlier of the date of our annual meeting of stockholders in 2016 and the one year anniversary of the grant date, subject to continued service to Juno through the vesting date by the applicable director.

Cash Compensation

Each non-employee director receives an annual cash retainer of $40,000 for serving on the Board for 2015. In addition to this retainer, a non-employee director will receive an additional cash retainer of $25,000 for the year for service as the chairperson of the Board or lead independent director, as applicable. Non-employee directors that are members of our standing committees receive the following additional cash retainers: the chairpersons of our audit committee, scientific committee, compensation committee and nominating and governance committee are entitled to receive additional cash retainers of $18,000, $18,000, $12,500 and $7,000, respectively; members other than the chairpersons of those committees receive $7,500, $7,500, $5,000 and $3,500, respectively.

All cash payments are payable in four equal installments at the end of each calendar quarter during which such individual served as a director (such payments to be prorated for service during a portion of such quarter). Non-employee directors are also entitled to receive reimbursement of expenses incurred in the course of performing services to Juno.

Director Compensation Table

The following table sets forth information concerning the compensation paid or accrued for services rendered to us by non-employee members of the Board for the twelve months ended December 31, 2014. Compensation paid or accrued for services rendered to us by Mr. Bishop in his role as chief executive officer is included in our disclosures related to executive compensation in the section of this Proxy Statement captioned “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (2)	All Other Compensation	Total
Howard H. Pien (3)	$—	$30,000	$—	$—	$30,000
Hal V. Barron, M.D. (4)	—	—	321,000	—	321,000
Anthony Evnin, Ph.D. (5)	—	30,000	—	—	30,000
Richard Klausner, M.D. (6)	—	—	—	168,333	168,333
Robert T. Nelsen	—	—	—	—	—
Marc Tessier-Lavigne, Ph.D. (7)	—	30,000	—	—	30,000
Mary Agnes Wilderotter (8)	—	—	438,750	—	438,750

(1)	Represents the aggregate grant date fair value of restricted stock awards granted in 2014. These amounts have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are set forth in Notes 2 and 12 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	Represents the aggregate grant date fair value of stock option awards granted in 2014. These amounts have been computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Notes 2 and 12 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	As of December 31, 2014, Mr. Pien had 56,250 shares of our common stock subject to vesting.
(4)	As of December 31, 2014, Dr. Barron had a stock option outstanding for 75,000 shares, none of which had vested or become exercisable.
(5)	As of December 31, 2014, Dr. Evnin had 56,250 shares of our common stock subject to vesting.
(6)	The amount in the “All Other Compensation” column represents amounts paid to Dr. Klausner in 2014 pursuant to his consulting agreement. As of December 31, 2014, Dr. Klausner had 750,522 shares of our common stock subject to vesting.
(7)	As of December 31, 2014, Dr. Tessier-Lavigne had 75,000 shares of our common stock subject to vesting.
(8)	As of December 31, 2014, Ms. Wilderotter had a stock option outstanding for 75,000 shares, none of which had vested or become exercisable.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 13, 2015.

Name	Age	Position(s)
Hans E. Bishop	51	President, Chief Executive Officer and Director
Steve D. Harr, M.D.	44	Chief Financial Officer and Head of Corporate Development
Mark W. Frohlich, M.D.	53	Executive Vice President, Research and Development
Bernard J. Cassidy	60	General Counsel and Secretary

Hans E. Bishop, age 51, is one of our co-founders and has served as our president and chief executive officer and a member of our Board since September 2013. Please see Mr. Bishop’s biography set forth above in the section captioned “Proposal 1—Election of Directors.”

Steven D. Harr, M.D., age 44, has served as our chief financial officer and head of corporate development since April 2014. Dr. Harr was managing director and head of Biotechnology Investment Banking at Morgan Stanley from May 2010 until he joined us. Prior to his investment banking role at Morgan Stanley, Dr. Harr was Morgan Stanley’s lead biotech research analyst and co-head of global healthcare research. Dr. Harr received a B.A. in Economics from the College of the Holy Cross in 1993 and an M.D. from The Johns Hopkins University School of Medicine in 1998. Dr. Harr was a resident in internal medicine at the University of California, San Francisco from 1998 to 2000.

Mark W. Frohlich, M.D., age 53, has served as our executive vice president, research and development since February 2014. Prior to joining us, Dr. Frohlich served as executive vice president of research and development and chief medical officer of Dendreon Corporation, where he served in various capacities since August 2005. Dr. Frohlich received a B.S. in Electrical Engineering and Economics from Yale University in 1984 and an M.D. from Harvard Medical School in 1990. Dr. Frohlich was a resident in internal medicine and a fellow in oncology at the University of California, San Francisco from 1990 to 1997.

Bernard J. Cassidy, age 60, has served as our general counsel since January 2014. Prior to joining us, Mr. Cassidy served in various roles at Tessera Technologies, Inc., a semiconductor packaging company, from November 2008 to July 2013, including as its executive vice president, general counsel and secretary, and as president of Tessera Intellectual Property Corp. He served in various roles at Tumbleweed Communications Corp., a provider of secure messaging and secure file transfer solutions, from May 1999 to September 2008, including as its senior vice president, general counsel and secretary, with responsibility for legal, corporate development, and human resources matters. He practiced law at Wilson Sonsini Goodrich & Rosati, Professional Corporation, from August 1992 to May 1999, and at Skadden, Arps, Slate, Meagher & Flom LLP from September 1989 to July 1992. Mr. Cassidy received a B.A. in Philosophy from the Jesuit House of Studies, Loyola University, New Orleans in 1978, an M.A. in Philosophy from the University of Toronto in 1981, and a J.D. from Harvard Law School in 1988. He also completed the Executive Education Program for Growing Companies at Stanford Graduate School of Business in 2004.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2014 were as follows, who are comprised of (1) our principal executive officer and (2) our next two highest compensated executive officers other than the principal executive officer:

•	Hans E. Bishop, our president, chief executive officer, and a director;

•	Steven D. Harr, our chief financial officer and head of corporate development; and

•	Mark W. Frohlich, our executive vice president, research and development.

2014 Summary Compensation Table

The following table sets forth total compensation paid to our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total
Hans E. Bishop,	2014	$425,000	$246,000	$2,156,250	$4,286,446	$204,000	$—	$7,317,696
President, Chief Executive Officer and Director	2013	140,033	89,493	17,104	—	—	—	246,630

Steven D. Harr, M.D.	2014	283,333	100,200	2,208,000	731,250	99,800	408,423	3,831,006
Chief Financial Officer Head of Corporate Development

Mark W. Frohlich, M.D.	2014	366,667	200,000	1,375,000	—	108,000	—	2,049,667
Executive Vice President, Research and Development

(1)	Amounts for Mr. Bishop and Dr. Harr in 2014 represent special bonuses paid for exceptional contributions towards achievements that were not included in 2014 corporate goals. Amount for Dr. Frohlich in 2014 represents a sign-on bonus.
(2)	Amounts reflect the aggregate grant date fair value of restricted stock awards granted during 2014 and 2013 computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Notes 2 and 12 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	Amounts reflect the aggregate grant date fair value of stock options granted during 2014 computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in Notes 2 and 12 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2014.
(4)	Represents amount paid under our cash incentive programs which are earned by our NEOs pursuant to the achievement of certain performance objectives. For fiscal year 2014, these amounts were paid to our NEOs in early 2015. Please see the descriptions of the annual bonuses paid to our NEOs in “Narrative to 2014 Summary Compensation Table and Outstanding Equity Awards at 2014 Fiscal Year End—Terms and Conditions of Performance-Based Annual Bonus Program” below.
(5)	Amount of All Other Compensation for Dr. Harr represents amounts paid for relocation moving expenses, which consists of $296,103 of relocation expenses and a gross up of $112,320 for taxes associated with these expenses.

Outstanding Equity Awards at 2014 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2014.

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Hans E. Bishop	9/11/2013	(1)	—	—	$—	—	1,093,304	$57,092,335	—	$—
	5/29/2014	(2)	—	—	—	—	651,042	33,997,413	—	—
	10/9/2014	(3)	62,594	938,912	6.36	9/8/2024	—	—	—	—

Steven D. Harr, M.D.	4/22/2014	(4)	—	—	—	—	800,000	41,776,000	—	—
	11/14/2014	(5)	2,604	122,396	8.72	11/13/2024	—	—	—	—

Mark W. Frohlich, M.D.	1/13/2014	(4)	—	—	—	—	625,000	32,637,500	—	—
	1/13/2014	(6)	—	—	—	—	—	—	312,500	16,318,750

(1)	This restricted stock grant vests as to 18.18% of the shares on the vesting commencement date, and 1/48th of the shares vests on each monthly anniversary of the vesting commencement date.
(2)	This restricted stock grant vests as to 1/48th of the shares on the vesting commencement date and each monthly anniversary of the vesting commencement date.
(3)	This option award vests and becomes exercisable as to 1/48th of the shares on the vesting commencement date and each monthly anniversary of the vesting commencement date.
(4)	This restricted stock grant vests as to 25% of the shares on the first anniversary of the vesting commencement date, and 1/48th of the shares vest on each monthly anniversary of the vesting commencement date thereafter.
(5)	This option award vests and becomes exercisable as to 1/48th of the shares each monthly anniversary of the vesting commencement date.
(6)	This restricted stock grant vests as to (1) 50% of the shares upon the first dosing of our first patent with a fully humanized CAR T cell product in a trial intended to be a pivotal trial for either non-Hodgkin’s lymphoma or an alternative second commercial indication should we choose to prioritize that indication and (2) 50% of shares on the date that the Federal Drug Administration approves our first product for sale to the general public.

Narrative to 2014 Summary Compensation Table and Outstanding Equity Awards at 2014 Fiscal Year End

Terms and Conditions of Offer Letter for Hans E. Bishop

We entered into an offer letter agreement on September 5, 2013 with Mr. Bishop, our chief executive officer. The offer letter agreement has no specific term and constitutes at-will employment. Mr. Bishop’s current annual base salary is $425,000. Mr. Bishop was eligible for an annual target bonus in 2014 equal to 40% of his annual base salary, subject to achievement of performance objectives. For 2015, Mr. Bishop’s annual target bonus has been increased to 50% of his annual base salary. Mr. Bishop is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other senior executives.

In connection with Mr. Bishop’s commencement of employment, we granted him 1,943,609 shares of restricted common stock subject to time-based vesting. The restricted shares were granted pursuant to our 2013 Equity Incentive Plan. Mr. Bishop’s restricted shares granted pursuant to his offer letter agreement are scheduled to vest, subject to his continued service, as to 18.18% of such shares on September 11, 2013, and the remaining 81.82% of the shares will vest in equal monthly installments over four years following such date.

In addition, in April 2014, we granted Mr. Bishop 781,250 shares of restricted common stock under the 2013 Equity Incentive Plan, subject to time-based vesting for services performed and to be performed by Mr. Bishop. Such restricted shares are scheduled to vest, subject to Mr. Bishop’s continued service, in equal monthly installments beginning on May 29, 2014 and each month thereafter until the shares granted are vested in full on April 29, 2018. In September 2014, we granted Mr. Bishop a stock option to purchase 1,001,506 shares of our common stock at an exercise price of $6.36 per share. The stock option awards are scheduled to vest and become exercisable in equal monthly installments beginning October 9, 2014 and each month thereafter until the shares granted are vested in full on September 9, 2018.

Prior to vesting, all of Mr. Bishop’s restricted shares are subject to forfeiture upon Mr. Bishop’s termination of service for any reason. In the event of a “change in control,” as defined in our 2013 Equity Incentive Plan, 75% of the restricted shares and Mr. Bishop’s September 2014 stock options will fully accelerate and become vested and exercisable, provided that Mr. Bishop remains an employee through the date of such change in control.

If Mr. Bishop’s employment is terminated other than for “cause,” death or disability, or he resigns for “good reason,” in each case, upon or within the period that is three months prior to or 12 months following a “change in control,” as defined in our 2013 Equity Incentive Plan, then, subject to his execution of a release of claims in our favor that becomes effective and irrevocable within 60 days following his termination of employment, 100% of the restricted shares granted pursuant to Mr. Bishop’s offer letter agreement will vest as of the later of (1) the change in control and (2) Mr. Bishop’s termination of employment, as applicable.

As defined in Mr. Bishop’s offer letter agreement, “cause” means (1) a willful act of dishonesty made by him in connection with his responsibilities as an employee; (2) Mr. Bishop’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by Mr. Bishop that the Board reasonably determines has had or will have a detrimental effect on our reputation or business; (3) Mr. Bishop’s gross misconduct; (4) Mr. Bishop’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of us or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; (5) Mr. Bishop’s willful material breach of any obligations under any written agreement or covenant with us; or (6) Mr. Bishop’s continued substantial failure to perform his employment duties, other than as a result of his physical or mental incapacity, after he has received a written demand of performance from the Board that specifically sets forth the factual basis for its determination that Mr. Bishop has not substantially performed his duties and has failed to cure such non-performance to the Board’s reasonable satisfaction within 10 business days after receiving such notice. For purposes of this paragraph, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of us. Any act, or failure to act, based upon authority or instructions given to Mr. Bishop pursuant to a resolution duly adopted by the Board or based on the advice of counsel for us will be conclusively presumed to be done or omitted to be done by Mr. Bishop in good faith and in the best interest of us.

As defined in Mr. Bishop’s offer letter agreement, “good reason” means Mr. Bishop’s resignation within 30 days following expiration of any cure period as discussed below and following the occurrence of one or more of the following, without Mr. Bishop’s written consent: (1) a material reduction in his base salary or target bonus; (2) a material diminution of his title, duties, responsibilities or reporting lines; (3) a change in the location of his employment of more than 50 miles; (4) our failure to timely grant the restricted shares promised under Mr. Bishop’s offer letter; or (5) Mr. Bishop is not elected or re-elected as, or otherwise ceases to be a member of the Board. Mr. Bishop will not resign for good reason without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice during which the grounds have not been cured.

Additionally, if we terminate Mr. Bishop’s employment other than for cause, death or disability or he resigns for good reason, then, subject to his execution of a consulting agreement and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination of employment, he will receive continuing severance payments for a period of 12 months at a rate equal to the sum of (1) Mr. Bishop’s monthly base salary and (2) 1/12th of his target annual bonus as in effect immediately prior to his termination.

Such severance payments will begin on the 60th day following his termination of employment and will be payable pursuant to our standard payroll practices, provided that, if we experience a change in control, any then unpaid severance payments will be paid to Mr. Bishop in a lump sum on the later of the date of the change in control or the 60th day following Mr. Bishop’s termination of employment, subject to the terms and conditions of the offer letter agreement and Section 409A of the Internal Revenue Code of 1986 (the “Code”).

If Mr. Bishop’s employment is terminated for any reason except for cause, or if he resigns for good reason, then Mr. Bishop or, in the event of his death, Mr. Bishop’s beneficiaries will be entitled to receive any earned but unpaid bonus for the year prior to the year of termination and a pro rata bonus for the year of termination.

As an incentive to induce Mr. Bishop to join us, we provided him a sign-on bonus of $35,000 in 2013.

In the event any payment to Mr. Bishop pursuant to his offer letter agreement would be subject to the excise tax imposed by Section 4999 of the Code as a result of a payment being classified as a parachute payment under Section 280G of the Code, Mr. Bishop will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to eliminate the potential excise tax imposed by Section 4999 of the Code.

Terms and Conditions of Offer Letter for Steven D. Harr, M.D.

We entered into an offer letter agreement on April 3, 2014 with Dr. Harr, our chief financial officer and head of corporate development. The offer letter agreement has no specific term and constitutes at-will employment. Dr. Harr’s current annual base salary is $400,000. Dr. Harr was eligible for an annual target bonus in 2014 equal to 30% of his annual base salary, subject to achievement of performance objectives. For 2015, Dr. Harr’s annual target bonus has been increased to 40% of his annual base salary. Dr. Harr is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other employees.

In connection with Dr. Harr’s commencement of employment, we granted him 800,000 shares of restricted common stock subject to time-based vesting. The restricted shares were granted pursuant to our 2013 Equity Incentive Plan. Prior to vesting, all of Dr. Harr’s restricted shares are subject to forfeiture upon Dr. Harr’s termination of service for any reason. Dr. Harr’s restricted shares are scheduled to vest, subject to his continued service, as to 25% of such shares on April 22, 2015, and the remaining 75% of the shares will vest in equal monthly installments over three years following such date. If, on or prior to April 22, 2017, we experience a “change in control,” as defined in our 2013 Equity Incentive Plan, and Dr. Harr remains an employee through the date of such change in control, (1) all but 200,000 of the restricted shares will fully accelerate and become vested, and (2) the monthly vesting of the remaining 200,000 restricted shares will be suspended, and such shares will vest on the 12 month anniversary of such change in control, provided Dr. Harr remains an employee of us or our successor corporation through such date.

In addition, in November 2014, we granted Dr. Harr a stock option to purchase 125,000 shares of our common stock at an exercise price of $8.72 per share. The stock option award is scheduled to vest and become exercisable in equal monthly installments each month following the date of grant until the shares granted are vested in full on the fourth anniversary of the grant date.

If Dr. Harr’s employment is terminated other than for “cause,” death or disability, or he resigns for “good reason,” in each case, upon or within the period that is three months prior to or 12 months following a change in control, as defined in our 2013 Equity Incentive Plan, then, subject to his execution of a release of claims in our favor that becomes effective and irrevocable within 60 days following his termination of employment, 100% of the restricted shares will vest as of the later of (1) the change in control or (2) Dr. Harr’s termination of employment, as applicable.

As defined in Dr. Harr’s offer letter agreement, “cause” means (1) a willful and material act of dishonesty made by Dr. Harr in connection with his responsibilities as an employee; (2) Dr. Harr’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by Dr. Harr that the Board reasonably determines has had or will have a detrimental effect on our reputation or business; (3) Dr. Harr’s gross misconduct; (4) Dr. Harr’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of us or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; (5) Dr. Harr’s willful breach of any material obligations under any written agreement or covenant with us; or (6) Dr. Harr’s continued substantial failure to perform his employment duties other than as a result of his physical or mental incapacity, after he has received a written demand of performance from the Board that specifically sets forth the factual basis for the its determination that Dr. Harr has not substantially performed his duties and has failed to cure such non-performance to the Board’s reasonable satisfaction within 10 business days after receiving such notice. For purposes of this paragraph, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of us. Any act, or failure to act, based upon authority or instructions given to Dr. Harr pursuant to a resolution duly adopted by the Board or based on the advice of counsel for us will be conclusively presumed to be done or omitted to be done by Dr. Harr in good faith and in the best interest of us.

As defined in Dr. Harr’s offer letter agreement, “good reason” means Dr. Harr’s resignation within 30 days following expiration of any cure period as discussed below and following the occurrence of one or more of the following, without Dr. Harr’s written consent: (1) a material reduction in his base salary; (2) a material diminution of his duties, responsibilities or reporting lines; (3) a change in the location of his employment of more than 50 miles; (4) our material breach of the terms of Dr. Harr’s offer letter agreement or any other material written agreement between Dr. Harr and us. Dr. Harr will not resign for good reason without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice during which the grounds have not been cured.

Additionally, if we terminate Dr. Harr’s employment other than for cause, death or disability or he resigns for good reason, then, subject to his execution of a consulting agreement to provide transition services for a period of nine months and release of claims in our favor that becomes effective and irrevocable within 60 days following his termination of employment, Dr. Harr is entitled to receive (1) continuing payments of Dr. Harr’s then-current base salary for a period of nine months commencing on the 60th day following his termination of employment, payable pursuant to our standard payroll practices, and (2) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Dr. Harr and his respective dependents for up to six months.

Pursuant to Dr. Harr’s offer letter, we also agreed to reimburse him for certain relocation expenses associated with his relocation to Seattle.

Terms and Conditions of Offer Letter for Mark W. Frohlich, M.D.

We entered into an offer letter agreement on January 13, 2014 with Dr. Frohlich, our executive vice president, research and development. The offer letter agreement has no specific term and constitutes at-will employment. Dr. Frohlich’s current annual base salary is $400,000. Dr. Frohlich was eligible for an annual target bonus in 2014 equal to 30% of his annual base salary, subject to achievement of performance objectives. For 2015, Dr. Frohlich’s annual target bonus has been increased to 40% of his annual base salary. Dr. Frohlich is eligible to participate in employee benefit plans maintained from time to time by us of general applicability to other employees.

In connection with Dr. Frohlich’s commencement of employment, we granted him 625,000 shares of restricted common stock subject to time-based vesting and 312,500 shares of restricted common stock subject to performance-based vesting. The restricted shares were granted pursuant to our 2013 Equity Incentive Plan. Prior to vesting, all of Dr. Frohlich’s restricted shares are subject to forfeiture upon Dr. Frohlich’s termination of service for any reason. Dr. Frohlich’s time-based restricted shares are scheduled to vest, subject to his continued service, as to 25% of the total time-based shares on January 13, 2015, and the remaining 75% of the time-based restricted shares will vest in equal monthly installments over the following three years. Dr. Frohlich’s performance-based restricted shares are scheduled to vest as to (1) 50% of the total performance-based restricted shares upon the first dosing of our first patent with a fully humanized CAR T cell product in a trial intended to be a pivotal trial for either non-Hodgkin’s lymphoma or an alternative second commercial indication should we choose to prioritize that indication and (2) 50% of the total performance-based restricted shares on the date that the Federal Drug Administration approves our first product for sale to the general public, in each case subject to Dr. Frohlich’s continuing service through each vesting date. In the event of a “change in control,” as defined in our 2013 Equity Incentive Plan, 100% of the restricted shares will fully accelerate and become vested, provided that Dr. Frohlich remains a service provider through the date of such change in control.

Dr. Frohlich will be eligible to receive a cash bonus of $2,000,000, less applicable withholding, if he continues to provide services to us through the date that our investors in Series A convertible preferred stock receive dividends or distributions constituting an aggregate return on investment that is equal to or greater than the product of (1) their original investment and (2) 15, as determined by our Board in good faith and in its sole discretion.

If we terminate Dr. Frohlich’s employment other than for “cause,” death, or disability or if he resigns for “good reason” as defined in his offer letter agreement, then, subject to his execution of a consulting agreement to provide reasonable transition services and a release of claims in our favor that becomes effective and irrevocable within 60 days following his termination of employment, Dr. Frohlich is entitled to receive continuing payments of Dr. Frohlich’s then-current base salary for a period of nine months commencing on the 60th day following his termination of employment, payable pursuant to our standard payroll practices.

As defined in Dr. Frohlich’s offer letter agreement, “cause” means (1) a willful and material act of dishonesty made by Dr. Frohlich in connection with his responsibilities as an employee; (2) Dr. Frohlich’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, or a material violation of federal or state law by Dr. Frohlich that the Board reasonably determines has had or will have a detrimental effect on our reputation or business; (3) Dr. Frohlich’s gross misconduct; (4) Dr. Frohlich’s willful and material unauthorized use or disclosure of any proprietary information or trade secrets of us or any other party to whom he owes an obligation of nondisclosure as a result of his relationship with us; (5) Dr. Frohlich’s willful material breach of any material obligations under any written agreement or covenant with us; or (6) Dr. Frohlich’s continued substantial failure to perform his employment duties, other than as a result of his physical or mental incapacity, after he has received a written demand of performance from the Board that specifically sets forth the factual basis for the its determination that Dr. Frohlich has not substantially performed his duties and has failed to cure such non- performance to the Board’s reasonable satisfaction within 10 business days after receiving such notice. For purposes of this paragraph, no act or failure to act shall be considered willful unless it is done in bad faith and without reasonable intent that the act or failure to act was in the best interest of us. Any act, or failure to act, based upon authority or instructions given to Dr. Frohlich pursuant to a resolution duly adopted by the Board or based on the advice of counsel for us will be conclusively presumed to be done or omitted to be done by Dr. Frohlich in good faith and in the best interest of us.

As defined in Dr. Frohlich’s offer letter agreement, “good reason” means Dr. Frohlich’s resignation within 30 days following expiration of any cure period as discussed below and following the occurrence of one or more of the following, without Dr. Frohlich’s written consent: (1) a material reduction in his base salary; (2) a material diminution of his duties, responsibilities or reporting lines; (3) a change in the location of his employment of more than 50 miles; (4) our material breach of the terms of Dr. Frohlich’s offer letter agreement. Dr. Frohlich will not resign for good reason without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice during which the grounds have not been cured.

As an incentive to induce Dr. Frohlich to join us, we provided him a sign-on bonus of $200,000.

Terms and Conditions of Performance-Based Annual Bonus Program

For fiscal year 2014, all of our NEOs were eligible for performance-based cash incentives pursuant to the achievement of certain performance objectives. The performance goals for these annual performance cash incentives were reviewed and approved by the Board. The determination of the amount of bonuses paid to our NEOs generally reflects a number of considerations, including operational goals.

Target Bonus Opportunity

Each NEO’s target bonus opportunity is expressed as a percentage of base salary which can be achieved by meeting corporate goals and may be increased or decreased based on individual performance. For each of our NEOs, their target bonus opportunity is originally set in their offer letters with us as described above. Our compensation committee and Board reviews these target percentages to ensure they are adequate, while reviewing these target percentages the compensation committee does not follow a formula but rather used the factors as general background information prior to determining the target bonus opportunity rates for our participating NEOs. The compensation committee and Board set these rates based on each participating executive’s experience in his role with the company and the level of responsibility held by each executive, which the compensation committee and Board believe directly correlates to her or his ability to influence corporate results.

Performance Goals

The Board sets certain performance goals, using operational performance objectives after receiving input from management. These performance goals are not expected to be attained based on average or below average performance. Corporate goals and performance targets are reviewed and approved by the Board prior to any allocation of the bonus.

Achievement Level

For each of these performance goals under the annual cash incentive program, the Board set a target achievement level. There is no minimum or maximum achievement for each performance target, instead the compensation committee and Board weigh the achievement, partial achievement or non-achievement for each performance target when deciding the overall achievement level.

In 2014, our Board established performance goals for research and development activities, financing, business development, and organization building. These operational performance goals are internal goals and are not publicly disclosed in any form. We keep the target levels for these operational goals confidential for both operational and competitive reasons, but generally the Board intended for the operational goals to require significant effort on the part of our NEOs and, therefore, set these targets at levels they believed would be difficult to achieve, such that average or below average performance would not satisfy these targets. In February 2015, the compensation committee and the Board reviewed our fiscal year 2014 company-wide performance with respect to determining bonuses to executive officers. Based on the achievement of all of the operational goals and over-achievement of certain of the goals, the compensation committee and the Board determined the corporate performance achievement of 120%. Following its review and determinations, the compensation committee and the Board then factored the individual performance to determine bonus achievement for each NEO, with a maximum set at the overall corporate performance achievement of 120%. The compensation committee recommended, and the Board awarded, a 2014 performance-based cash bonus of 48% of base salary for Mr. Bishop and 36% of base salary for Dr. Harr, which was equal to 120% of their target bonus amount. The compensation committee recommended, and the Board awarded, a 2014 performance-based cash bonus of 36% of base salary for Dr. Frohlich, which was equal to 90% of his target bonus amount. Since both Dr. Harr and

Dr. Frohlich joined the Company during the course of 2014, their respective bonuses were pro-rated for a partial year of service. The NEOs’ 2014 performance-based cash bonuses are set forth in the “2014 Summary Compensation Table” above in the column captioned “Non-Equity Plan Compensation.”

Special Bonuses for 2014

In February 2015, our compensation committee and Board approved a special bonus to each of Mr. Bishop and Dr. Harr for exceptional contributions towards achievements that were not included in 2014 corporate goals. Mr. Bishop received a special bonus of $246,000 and Dr. Harr received a special bonus of $100,200. These special bonuses are included in the “2014 Summary Compensation Table” above in the column captioned “Bonus.”

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2014, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Stockholders (1)	2,720,351	$9.75	8,079,547	(2)
Equity Compensation Plans Not Approved by Stockholders	—	—	—

	2,720,351	$9.75	8,079,547

(1)	Includes the Juno Therapeutics, Inc. 2013 Equity Incentive Plan, 2014 Equity Incentive Plan, and 2014 Employee Stock Purchase Plan. The 2014 Equity Incentive Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2015, equal to the lesser of (a) 4.0% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (b) such smaller number as is determined by the Board. The 2014 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2015, equal to the lesser of (A) 1.5% of the shares of common stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number as is determined by the Board.
(2)	Includes 1,500,000 shares that were available for future issuance as of December 31, 2014 under the 2014 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 13, 2015 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock;

•	each named executive officer as set forth in the summary compensation table included in this proxy statement;

•	each of our directors; and

•	all current executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 13, 2015 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 90,426,361 shares of our common stock issued and outstanding on April 13, 2015. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Juno Therapeutics, 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109.

	Shares of Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Common Stock	Securities Exercisable Within 60 Days	Number of Shares Beneficialy Owned	Percent
5% Stockholders:
ARCH Venture Fund VII, L.P. (2)	11,552,390	—	11,552,390	12.78
CL Alaska L.P. and JT Line Partners L.P. (3)	27,084,525	—	27,084,525	29.95
FMR LLC (4)	5,235,467	—	5,235,467	5.79
Directors and Named Executive Officers:
Hans E. Bishop (5)	2,724,859	217,397	2,942,256	3.25
Steven D. Harr, M.D.(6)	800,000	20,937	820,937	*
Mark W. Frohlich, M.D. (7)	937,500	3,156	940,656	1.04
Howard H. Pien (8)	150,000	—	150,000	*
Hal V. Barron, M.D.	100,000	—	100,000	*
Anthony Evnin, Ph.D. (9)	1,824,999	—	1,824,999	2.02
Richard Klausner, M.D.(10)	982,499	—	982,499	1.09
Robert T. Nelsen (11)	11,552,390	—	11,552,390	12.78
Marc Tessier-Lavigne, Ph.D. (12)	250,000	—	250,000	*
Mary Agnes Wilderotter	—	—	—	*
All directors and current executive officers as a group (11 persons)	19,474,116	249,334	19,723,450	21.75

*	Represents beneficial ownership of less than one percent of our outstanding shares of common stock.

(1)	Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of April 13, 2015. Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Reported numbers do not include options that vest more than 60 days after April 13, 2015.
(2)	Consists of 11,552,390 shares of common stock held by ARCH Venture Fund VII, L.P., or ARCH VII. ARCH Venture Partners VII, L.P., or the GPLP, as the sole general partner of ARCH VII, may be deemed to beneficially own certain of the shares held by ARCH VII. The GPLP disclaims beneficial ownership of all shares held by ARCH VII in which the GPLP does not have an actual pecuniary interest. ARCH Venture Partners VII, LLC, or the GPLLC, as the sole general partner of the GPLP, may be deemed to beneficially own certain of the shares held by ARCH VII. The GPLLC disclaims beneficial ownership of all shares held by ARCH VII in which it does not have an actual pecuniary interest. Robert T. Nelsen is a managing director of the GPLLC and a member of our Board. As a managing director of the GPLLC he, together with the other managing directors Keith Crandell and Clinton Bybee, who we collectively refer to as the managing directors, are deemed to have voting and dispositive power over the shares held by ARCH VII, and may be deemed to beneficially own certain of the shares held by ARCH VII. The managing directors disclaim beneficial ownership of all shares held by ARCH VII in which they do not have an actual pecuniary interest. The address for ARCH VII is 8725 West Higgins Road, Suite 290, Chicago, IL 60631.
(3)	Based solely on Schedule 13D filed with the SEC on December 29, 2014 by Douglas K. Bratton. Consists of (a) 25,766,130 shares held by CL Alaska L.P., or CLA, and (b) 1,318,395 shares held by JT Line Partners L.P., or JT. The investment manager of CLA is Crestline Management, L.P., or Crestline Management, and the general partner of CLA is Crestline SI (GP), L.P., or Crestline SI. Crestline Investors, Inc., or Crestline, is the general partner of both Crestline Management and Crestline SI. Bratton Capital Management L.P., or Bratton Capital Management, is the general partner of JT and Bratton Capital Inc., or Bratton, is the general partner of Bratton Capital Management. Douglas K. Bratton is the sole director of both Crestline and Bratton. CLA and JT are ultimately controlled by Mr. Bratton and Mr. Bratton has voting and investment power over all shares held by CLA and JT. CLA, Crestline SI, Crestline Management, Crestline and Mr. Bratton may each be deemed to beneficially own all shares held of record by CLA. JT, Bratton Capital Management, Bratton, and Mr. Bratton may each be deemed to beneficially own all shares held of record by JT. Each such entity and Mr. Bratton disclaims beneficial ownership of the reported securities except to the extent of its or his respective pecuniary interest therein. The address for each of these entities and Mr. Bratton is 201 Main Street, Suite 1900, Fort Worth, TX 76102.
(4)	Based solely on Schedule 13G filed with the SEC on February 13, 2015 by FMR LLC, which reflects securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Edward C. Johnson III is a director and the chairman of FMR LLC and Abigail P. Johnson is a director, the vice chairman, the chief executive officer and the president of FMR LLC. Members of the family of Edward C. Johnson III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson III nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC, Edward C. Johnson III and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210.
(5)	Consists of (a) 2,724,859 shares of restricted stock, 1,260,676 of which have vested or shall have vested by June 12, 2015, which is the date 60 days after April 13, 2015, and (b) 217,397 shares of common stock subject to outstanding options that will be exercisable within 60 days of April 13, 2015.

(6)	Consists of (a) 800,000 shares of restricted stock, 216,667 of which have vested or shall have vested by June 12, 2015, and (b) 20,937 shares of common stock subject to outstanding options that will be exercisable within 60 days of April 13, 2015.
(7)	Consists of (a) 937,500 shares of restricted stock, 221,354 of which have vested or shall have vested by June 12, 2015, and (b) 3,156 shares of common stock subject to outstanding options that will be exercisable within 60 days of April 13, 2015.
(8)	Consists of 75,000 shares of common stock and 75,000 shares of restricted stock, 28,125 of which have vested or shall have vested by June 12, 2015.
(9)	Includes 1,749,999 shares of common stock collectively held by the VHCP Entities and 75,000 shares of restricted common stock held by Dr. Evnin, 28,125 of which have vested or shall have vested by June 12, 2015. Dr. Evnin is a partner of Venrock, a venture capital firm and an affiliate of the VHCP Entities, where Dr. Evnin serves as a general partner of Venrock Healthcare Capital Partners, L.P. and a member of the manager of VHCP Co-Investment Holdings, LLC. Dr. Evnin disclaims beneficial ownership of the shares held by the VHCP Entities in which he does not have any pecuniary interest.
(10)	Consists of 982,499 shares of restricted stock, 327,499 of which have vested or shall have vested by June 12, 2015.
(11)	Consists of the shares described in note 2 above. Mr. Nelsen is a managing director of ARCH Venture Partners VII, LLC, which is the sole general partner of ARCH Venture Partners VII, L.P., which is the sole general partner of ARCH Venture Fund VII, L.P., and as such may be deemed to beneficially own such shares. Mr. Nelsen disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(12)	Consists of 175,000 shares of common stock and 75,000 shares of restricted common stock, 26,563 of which have vested or shall have vested by June 12, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Juno stockholders may be “householding” our proxy materials. A single proxy statement and annual report may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Juno Therapeutics, 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109 or (3) contact our Investor Relations firm by telephone at (858) 617-0772. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Annual Reports

Our Annual Report (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability can access the Annual Report and this Proxy Statement on the website referenced on the Notice of Internet Availability. The Annual Report and this Proxy Statement are also available on our investor relations website at http://ir.junotherapeutics.com and at the SEC’s website at www.sec.gov.

Upon written request by a Juno stockholder, we will mail without charge a copy of our Annual Report, including our Annual Report on Form 10-K and the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Juno Therapeutics, 307 Westlake Avenue North, Suite 300, Seattle, Washington 98109.

By Order of the Board of Directors

Hans E. Bishop President, Chief Executive Officer, and Director

April 17, 2015

JUNO THERAPEUTICS INC 307 WESTLAKE AVENUE NORTH SUITE 300 SEATTLE, WA 98109

1

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 1 1 OF Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K

CONTROL #

SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

x

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

For Withhold For All All All Except

The Board of Directors recommends you vote

FOR the following: 0 0 0

1. Election of Directors

Nominees

01 Hans E. Bishop 02 Anthony B. Evnin, Ph.D. 03 Howard H. Pien

The Board of Directors recommends you vote FOR the following proposal: For Against Abstain

2 To ratify the appointment, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as the independent 0 0 0 registered public accounting firm of the Company for the Company’s fiscal year ending December 31, 2015.

NOTE: Such other business may be conducted at the meeting as may properly come before the meeting or any adjournment or postponement thereof.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

0000000000

0 2

0000245153_1 R1.0.0.51160

For address change/comments, mark here. 0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting 0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

JOB #

Signature [PLEASE SIGN WITHIN BOX] Date

Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1

SHARES CUSIP # SEQUENCE #

Signature (Joint Owners) Date

Meeting Information

Date: June 11, 2015 Time: 10:00 a.m. PDT

Location:

Residence Inn by Marriott - Lake Union 800 Fairview Ave N.

Seattle, WA 98109

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

JUNO THERAPEUTICS, INC. 2015 Annual Meeting of Stockholders June 11, 2015 This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Hans E. Bishop, Steven D. Harr, and Barney J. Cassidy, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of Juno Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders of Juno Therapeutics, Inc. to be held on June 11, 2015, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the holders of this proxy will have authority to vote FOR all nominees under Proposal 1 and FOR Proposal 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000245153_2 R1.0.0.51160